APPENDIX 1

THE FOLLOWING IS APPLICABLE TO THE DESIGNATED FUND'S 12b-1 PLAN:

1. For Colonial Money Market Fund and Colonial Municipal Money Market Fund, the first sentence of Section 6A is replaced with: "The Fund shall pay LFDI monthly a service fee at an annual rate of 0.25% of the net assets of its Class B and C Shares on the 20th of each month and a distribution fee at an annual rate of 0.75% of the average daily net assets of its Class B and C Shares."

2. For Colonial California Tax-Exempt Fund, Colonial Connecticut Tax-Exempt Fund, Colonial Florida Tax-Exempt Fund, Colonial Massachusetts Tax-Exempt Fund, Colonial Michigan Tax-Exempt Fund, Colonial Minnesota Tax-Exempt Fund, Colonial New York Tax-Exempt Fund, Colonial North Carolina Tax-Exempt Fund and Colonial Ohio Tax-Exempt Fund the first sentence of Section 6A is replaced with: "The Fund shall pay LFDI monthly
      (i) a service fee at the annual rate of (A) 0.10% of the net assets attributable to its Class A and Class B Shares outstanding as of the 20th day of each month which were issued prior to December 1, 1994, and (B) 0.25% of the net assets attributable to its Class A, B and C Shares outstanding as of the 20th day of each month which were issued on or after December 1, 1994, and (ii) a distribution fee at an annual rate of 0.75% of the average daily net assets of its Class B and C Shares."

3. For The Colonial Fund and Colonial Select Value Fund, the first sentence of Section 6A is replaced with: "The Fund shall pay LFDI monthly a service fee at an annual rate of 0.15% of the net assets on the 20th of each month of its Class A and B Shares outstanding which were issued prior to April 1, 1989, and 0.25% of the net assets on the 20th of each month of its Class A, B and C Shares issued thereafter, and a distribution fee at an annual rate of 0.75% of the average daily net assets of its Class B and C Shares."

4. For Colonial Strategic Income Fund, the first sentence of Section 6A is replaced with: "The Fund shall pay LFDI monthly a service fee at an annual rate of 0.15% of the net assets on the 20th of each month of its Class A and B Shares outstanding which were issued prior to January 1, 1993, and 0.25% of the net assets on the 20th of each month of its Class A, B and C Shares issued thereafter, and a distribution fee at an annual rate of 0.75% of the average daily net assets of its Class B and C Shares."

5. For Colonial Short Duration U.S. Government Fund and Colonial Intermediate Tax-Exempt Fund, the first sentence of Section 6A is replaced with: "The Fund shall pay LFDI monthly a service fee at an annual rate of 0.20% of the net assets on the 20th of each month of its Class A, B and C Shares and a distribution fee at an annual rate of 0.65% of the average daily net assets of its Class B and C Shares."

6. For Colonial Strategic Balanced Fund, the following sentence is added as the second sentence of Section 6A: "The Fund shall also pay LFDI an annual distribution fee not exceeding 0.10% of the average net assets attributed to its Class A Shares."

7.    Newport  Tiger  Fund  does not  offer a 12b-1  plan for  Class T and Class
      Z Shares.

8. Colonial High Yield Securities Fund, Colonial Income Fund, Colonial Strategic Income Fund, Stein Roe Advisor Tax-Managed Growth Fund, Stein Roe Advisor Tax-Managed Value Fund, Colonial Intermediate U.S. Government Fund, Newport Tiger Cub Fund, Newport Japan Opportunities Fund, Newport Greater China Fund, Colonial Select Value Fund, The Colonial Fund, Colonial Federal Securities Fund, Colonial International Horizons Fund, Crabbe Huson Real Estate Investment Fund, Colonial Utilities Fund, Colonial Small Cap Value Fund, Colonial U.S. Growth & Income Fund and Colonial Value Fund do not offer a 12b-1 plan for Class Z Shares.

9. The Funds with Class E, Class F, Class G and Class H share 12b-1 Plans are as follows: Stein Roe Advisor Tax-Managed Growth Fund.

10. The Funds with Class J share 12b-1 Plans are as follows: Colonial Strategic Income Fund.



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11.  Crabbe Huson Small Cap Fund, Crabbe Huson Equity Fund, Crabbe Huson Managed
     Income & Equity Fund and Crabbe Huson Contrarian Income Fund do not offer a 12b-1 plan for Class I Shares.

Dated: June 1, 1999


By:    Nancy L. Conlin, Secretary For Each Trust



By:    James Tambone, Chief Executive Officer
       Liberty Funds Distributor, Inc.